June 15, 2007
Via Edgar

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

      Rule 424(b)(3) Filing in respect of Form F-6 Registration Statement No. 333-142608 for American Depositary Shares representing one class A share, quota value SEK 0.625 per share (the "Deposited Shares"), of Atlas Copco AB, a company incorporated under the laws of Sweden (the "Company").

Ladies and Gentlemen:

      On behalf of Citibank, N.A., as Depositary (the "Depositary") and acting on behalf of the legal entity created by the Deposit Agreement, dated as of November 9, 1990, as amended and restated as of September 19, 1995 (the "Deposit Agreement"), by and among the Depositary, the Company and the Holders and Beneficial Owners from time to time of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs"), each representing one Deposited Share, I enclose for filing with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 424(b)(3) promulgated by the Commission under the Securities Act of 1933, as amended (the "Act"), one (1) copy of a form of the ADRs which is to be issued by the Depositary and which reflect the change in quota value from SEK 0.4167 per share to SEK 0.625 per share.

      As required by Rule 424(e) under the Act, the cover of the enclosed ADR has been marked to indicate the quotaagraph of Rule 424 under which the filing is being made and the file number of the Form F-6 Registration Statement previously filed and declared effective in respect of the ADRs.

      In anticipation of any subsequent filings with, and/or submissions to, the Commission that the Company and/or the Depositary may make, we respectfully request that the Commission modify its records to reflect the change in quota value from SEK 0.4167 per share to SEK 0.625 per share and the CUSIP Number remains the same.

      In the event any member of the Staff of the Commission has any questions or comments concerning this filing, such person should contact the undersigned at (212) 816-6692.

                                                             Very truly yours,


                                                             /s/Susan A. Lucanto

                                                             Susan A. Lucanto

Enclosures

cc:     Michael O'Leary (Citibank, N.A. - ADR Department)
        Mark Gherzo (Citibank, N.A. - ADR Department)

                                                           Rule 424(b)(3) Filing
                                                 Form F-6 Registration Statement
                                                                  No. 333-142608

Number                                                AMERICAN DEPOSITARY SHARES
                                                          (EACH REPRESENTING
                                                           ONE CLASS A SHARE)

                            [FORM OF FACE OF RECEIPT]
                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                   DEPOSITED CLASS A SHARES OF ATLAS COPCO AB

                     (Incorporated under the laws of Sweden)


      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), hereby certifies that ________________________ is the owner of ___________________________ American Depositary Shares, representing deposited class A shares or evidence of rights to receive class A shares, SEK 0.625 quota value per share ("Class A Shares"), of Atlas Copco AB, a corporation organized under the laws of Sweden (the "Company"). At the date of the Deposit Agreement, each American Depositary Share represents one Class A Share(1) deposited under the Deposit Agreement (as hereafter defined) with the Custodian which at the date of execution of the Deposit Agreement are Skandinaviska Enskilda Banken and Svenska Handelsbanken. The


----------
(1)Subject to amendment as provided in Article IV of the Deposit Agreement terms "deposit", "surrender" or "delivery", when used with respect to Class A Shares, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in under Swedish law to effect transfers of securities (which may but need not be the VPC), and an account or accounts _______________________ maintained by institutions authorized not to the physical transfer of certificates representing the Class A Shares.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of November 9, 1990 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Class A Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Class A Shares and held thereunder (such Class A Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the principal office of the Depositary and the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by, and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

      (2) Surrender of Receipts and Withdrawal of Class A Shares. Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates or other appropriate evidence of title to the order of the Holder hereof or as ordered by him or by the delivery of certificates or other appropriate evidence of title endorsed or accompanied by proper instruments of transfer. Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, either at the office of any Custodian or at the Principal Office of the Depositary, provided that the forwarding of Class A Shares or other Deposited Securities for such delivery at the corporate trust office of the Depositary in the Borough of Manhattan, The City of New York (the "Principal Office") shall be at the risk and expense of the Holder hereof.

      (3) Transfers, Split-ups and Combinations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in Paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to American depositary receipts or to the withdrawal of Deposited Securities.

      The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper in accordance with applicable laws and regulations. The delivery of Receipts against deposits of particular Class A Shares may be suspended, or the delivery of Receipts against the deposit of particular Class A Shares may be withheld or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, during any period when the transfer books of the Depositary or the Company are closed, if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time in accordance with the Deposit Agreement. Notwithstanding any provision of the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Class A Shares) or the deposit of Class A Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Class A Shares which, if sold by the Holder thereof in the United States or its territories, would be subject to the registration provisions of the United States Securities Act of 1933, as from time to time amended, unless a Registration Statement is in effect as to such Class A Shares.

      (4) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

      (5) Warranties by Depositor. Every person depositing Class A Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Class A Shares are validly issued, fully paid and non-assessable, and that any preemptive rights have been validly waived and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Class A Shares and issuance of Receipts.

      (6) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities, $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered. The Company will pay other charges of the Depositary and the Registrar, if any, with the exception of (i) taxes and other governmental charges, (ii) share transfer registration fees on deposits of Class A Shares, (iii) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Class A Shares or Holders of Receipts, and (iv) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency into dollars.

All such charges may be changed by agreement between the Depositary and the Company at any time and from time to time, effective only after 90 days' notice thereof is given to Holders.

      (7) Title to Receipts. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may deem and treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

      (8) Validity of Receipts. This Receipt shall not be entitled to any benefits under the Deposit Agreement valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this Receipt in countersigned by the manual signature of a duly authorized officer of such Registrar.

      (9) Available Information. The Company furnishes the Commission with certain public reports and documents required by the laws of Sweden or otherwise, in accordance with Rule 12g3-2(b) of the Securities Exchange Act of 1934. These public reports and documents can be inspected by Holders of Receipts and copied at public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Should the Company become subject to additional informational requirements, it will in accordance therewith file reports and other information with the Commission.

Dated:

Countersigned                                       CITIBANK, N.A.,
                                                    as Depositary


By: ___________________________________             By:  _______________________
    Authorized Officer (Vice President)                  (Vice President)

      The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013.

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

      (10) Dividends and Distributions; Rights. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars distributable to the Holders of Receipts entitled thereto and, subject to the provisions of the Deposit Agreement, convert such dividend or distribution into, United States dollars and will distribute the amount thus received (less any reasonable expenses incurred by the Depositary in converting such foreign currency) to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary in respect of taxes. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars distributable to the Holders of Receipts entitled thereto, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto. If in the opinion of the Depositary any distribution other than cash or Class A Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Class A Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Class A Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the number of Class A Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Class A Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the Holders of any Deposited Securities any rights to subscribe for additional Class A Shares or any rights of any other nature, the Depositary will have discretion as to whether such rights are to be made available to the Holders of Receipts; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.

      (11) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Class A Shares or other Deposited Securities, the

Depositary will fix a record date (which shall be as near as practicable to the payment date for Class A Shares set by the Company, if any) for the determination of the Holders of Receipts who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

      (12) Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Class A Shares, the Depositary shall, as soon as practicable after fixing a record date for determining the record Holders entitled to give instructions for the exercise of voting rights, mail to the Holders of record a notice which shall contain: (a) such information as is contained in such notice of meeting, (b) a statement that the Holders of record at the close of business on a specified record date will be entitled to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the Deposited Securities evidenced by their respective American Depositary Shares, and (c) a brief statement as to the manner in which such instructions may be given. Each Class A Share is vested with 1/10 of a voting right. As a result, each Holder, subject to compliance with this Section (12), has the right to one vote for every ten American Depositary Shares held of record. A precondition for exercising any such voting rights is that such Holder is registered in the register of stockholders of the Company not less than fourteen calendar days prior to the date of the date of the meeting and gives notice of this intention to attend the meeting, in person or by proxy, not later than a date (being not earlier than five calendar days before the meeting) specified in the notice convening the meeting. Pursuant to these requirements, Holders of record will be entitled to deposit their Receipts in a blocked account with the Depositary and to instruct the Depositary to request a custodian to cause the equivalent underlying Class A Shares to be registered in the Holder's name and to give notice to the Company of the Holder's intention to attend the meeting and to vote the Class A Shares at such meeting in person or by proxy. Such notice shall also contain a statement that a Holder of Receipts who deposits his Receipts in a blocked account with the Depositary and who instructs a Custodian to register in the Holder's name the equivalent underlying Class A Shares for the purpose of voting such Class A Shares at any meeting of holders of Class A Shares may instruct the Depositary, immediately following any such meeting, to request such Custodian to reregister the Class A Shares in the name in which such Class A Shares were previously registered and to release to the Holder from the blocked account the Receipts representing such Class A Shares. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable to vote or cause to be voted the Deposited Securities evidenced by such Receipt in accordance with such instructions. The Depositary agrees not to vote the Class A Shares or other Deposited Securities evidenced by a Receipt unless it receives instructions from the Holder of such Receipts.

      (13) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts. Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.09 of the Deposit Agreement in respect of the Deposited Securities, the Depositary shall give notice thereof, at the Company's expense, in writing to all Holders of Receipts.

      (14) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by the Holders of Receipts at its Principal Office any reports and communications received, including any proxy soliciting material, from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. To the extent required under Rule 12g3-2(b) or otherwise in accordance with the Securities Exchange Act of 1934, such reports and communications shall be in English. The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Company and Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

      (15) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Class A Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Class A Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders of Receipts entitled thereto.

      (16) Liability of the Company and Depositary. Neither the Depositary nor the Company will incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act bf God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from, or delayed, in doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of Receipts, except that each of them agrees to use its best judgment and to act in good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company will be liable for any action or inaction by it in reliance upon the advice of or in information from legal counsel, accountants, any person presenting Class A Shares for deposit, any Holder of a Receipt", or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith. The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the

Depositary or any Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

      (17) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute or an additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

      (18) Amendment of Deposit Agreement and Receipts. The form of the Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs, and expenses of the Depositary in connection with conversion of foreign currency into U.s. dollars), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

      (19) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days after the Depositary shall have resigned, a successor' depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

      (20) Loans and Pre-Release of Shares and Receipts. The Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts for evidence of rights to receive Class A Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Class A Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Class A Shares furnished on behalf of the holder thereof. The Depositary shall not lend Class A Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Class A Shares pursuant to Section 2.02 of the Deposit Agreement, and (ii) deliver Class A Shares prior to the receipt and cancellation of Receipts pursuant to Section
2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Class A Shares may not have been received. The Depositary may receive Receipts in lieu of Class A Shares under (ii) above. Each such transaction will be (a) accompanied by (x) a written representation from the person to whom Receipts or Class A Shares are to be delivered that such person, or its customer, owns the Class A Shares or

Receipts to be remitted, as the case may be, or (y) such evidence of ownership of Class A Shares or Receipts, as the case may be, as the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral of comparable safety and liquidity, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Class A Shares involved in such transactions at anyone time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Class A Shares held hereunder, respectively; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Class A Shares involved in transactions to be effected hereunder with anyone person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders only.